UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) May 31, 2012

                        Commission File Number 001-33933


                         EXPLORE ANYWHERE HOLDING CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                                               88-0319470
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

6150 West 200 South, #3, Wabash, Indiana                           46992
(Address of principal executive offices)                         (Zip Code)

                                  877.539.5644
              (Registrant's telephone number, including area code)

SECTION 8.01 - OTHER EVENTS

The Company's largest shareholder, Mr. Jose Fernando Garcia, cancelled a total of 14,000,000 shares of the Company's common stock. The cancellation of such shares reduced the Company's total issued and outstanding shares to 17,923,750 shares. It is management's understanding that Mr. Garcia, who was the control person of Explore Anywhere Holding Corp. prior to the acquisition of ExploreAnywhere, Inc. in February 2011, wished to merge an operating company into Explore Anywhere Holding Corp. and retain a minor equity position in the entity so that he could perhaps share in the growth of the operating business. When the shareholders and management of Explore agreed to merge with Explore, part of that agreement was that Mr. Garcia would retain a small minority equity position so that Explore Anywhere Holding Corp. could be structured in a manner that management believed would enhance the company's growth. In accordance with that agreement, Mr. Garcia has canceled the aforementioned shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 31, 2012

EXPLORE ANYWHERE HOLDING CORP.



By: /s/ Bryan Hammond
   ---------------------------------
Name:  Bryan Hammond
Title: President

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